EXHIBIT 5.1

Pinhas Rubin

Moriel Matalon

Zvi Ephrat

Jack Smith

Daphna Talgam

Eyal Marom

Gur Y. Savir

Ofer Tzur

Itay Geffen

Eyal Raz

Erez Harel

Chaim Y. Friedland*

Lior Porat

Yaron Elhawi

Sharon Werker-Sagy

Editte Galli Heyne

Elite Elkon May-Tal

Eli Elya

Shlomo Cohen

Daniel Paserman***

Gil Grady***

Noam Ronen

Eli Cohen

Dr. Zvi Gabbay*

Maya Sabari

Kfir Yadgar

Ayeleth Inav-Ripstein

Yoram Arad

Yair Shiloni

Ari Fried**

Joseph D. Gross****

Orly Tenennbaum

Timor Belan

Idan Baki

Aviram Handel

Shiri Shani

Hagar Alon-Windman

Sagit Ohana-Livne

Harel Shaham

Yisrael Spero

Adi Ben-Hur Efroni

Avner Finkelshtein

Gilad Lubinsky

Rani M. Haj-Yachya

Eldad Tsabari

Michael Ayalon

Mirit Ber-Hoffman***

Adi Osovski

Nurit Traurik

Lior Relevy

Tamar Cohen

Itai Itzkovich

Dafna Michalevich-Bacharach

Adi Nahmias-Twina

Tal Karni

Yoad Cohavy

Etai Mashiah

Inbal Ravid-Badner

Guy Keren

Ofer Fleischer

Ronit Rozenstein-Barel

Maya Hoftman

Shlomo Aviad Zider

Asaf Avtuvi

Ori Yitzhak

Itzchak Lazar

Yiftach Farber

Moran Erez

Ehud Katzenelson

Ido Naftali

Assaf Prussak

Yoav Kremer

Hila Shimon

Yehonatan Raff

Avi Meer*

Yonatan Zehavi

Anat Adelstein

Reut Oshaya

Sharon Zeitouni

Daniel Lasry

Moshe Krieger

Amit Gelbard

Shani Mizrahi

Tigist Bayleyei-Salomon

Lior Baran

Jonathan Heyne Galli

Maayan Melamed

Roy Czapnik

Anna Cooperman

Neta Peled

Sivan Havida

Uri Heller

Julia Zalevsky

Imri Kozak

Arielle Ruimi

Ariel Davis

Guy Daniel Avner

Adi Biton

Lee Cohen

Or Lustgarten

Yoav More

Uri Perry

Joanna Yanowsky

Itamar Ben Yehuda

Lior Grinblat

Avishai Marom

Shirin Gabbay-Metzger

Elinor Vardi

Noga Haruvi

Bat-Hen Mazor

Yoav Meer*

Ram Shchory

To:	August 6, 2013

 SodaStream International Ltd.
Gilboa Street, Airport City

Ben Gurion Airport 70100

Israel

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of SodaStream International Ltd. (the “Company”) on or about the date hereof, relating to the registration of an additional 900,000 ordinary shares, par value NIS 0.645 per share of the Company, issuable pursuant to the Company’s 2010 Employee Share Option Plan (the “Plan).

This opinion letter is rendered pursuant to Item 8(a) of Form S-8 prescribed under the United States Securities Act of 1933, as amended (the “Act”).

In connection herewith, we have examined the originals, or photostatic or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement; (ii) copies of the articles of association of the Company, as currently in effect; (iii) the Plan; (iv) resolutions of the board of directors of the Company increasing the number of shares to be reserved for the Plan and which relate to the Registration Statement (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions hereafter set forth that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed that the copies of the Resolutions submitted to us for examination are true, complete and up-to-date copies, have not been amended or rescinded and are in full force and effect and no other action has been taken which may affect any of the matters passed upon in the Resolutions and that each individual grant under the Plan that has been made prior to the date hereof and will be made after the date hereof was and will be duly authorized by all necessary corporate action.

Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that the shares being registered pursuant to the Registration Statement have been duly authorized for issuance, and, when issued and paid for in accordance with the Plan and the awards made thereunder, will be validly issued, fully paid and non-assessable.

Main Office: 45 Rothschild Blvd., Tel-Aviv

Herzliya branch: 1 Abba Eban Blvd., Herzliya

Phone: +972-3-7109191 Fax: +972-3-5606555

E-mail address: office@gornitzky.com

P.O.B 29141 Tel-Aviv 6578403 Israel

           Advocates&Notaries

            www.gornitzky.com

Zvi Sohar, Of-Counsel ___________________ Eric J. Gornitzky (1921 – 1997) Boaz Nahir (1930 – 2006) Ariel Zelichov (1955 – 2009) Dalia Ronen (1956 – 2000) ___________________ ESTABLISHED - 1938	* Member of the Bar of the State of New York ** Member of the Bar of the States of New York and Massachusetts *** Certified Public Accountant **** Solicitor in England & Wales

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein to be our opinion. This opinion letter is effective only as of its date, and we disclaim any obligation to advise you of any change of law that occurs, or of any facts, circumstances, events or developments of which we become aware, after the date of this opinion letter, even if they would alter, affect or modify the opinions expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the United States Securities and Exchange Commission.

Very truly yours,

/s/ Gornitzky & Co.